EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements (Form S-3 No. 333-116967 and Form S-8 Nos. 333-129946, 333-116966, 333-66454, 333-11171 and 033-76646,) of Measurement Specialties, Inc. of our report dated June 9, 2006, with respect to the consolidated financial statements of Betatherm Group Limited and subsidiaries for the year ended June 30, 2005, included in this Current Report (Form 8-K/A).

/s/ Ernst & Young
Galway, Ireland
June 12, 2006